Exhibit 21

SIGMA-ALDRICH CORPORATION

SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. (Illinois)

(A) Sigma-Aldrich Israel, Ltd. (Israel)

(B) Aldrich Chemical Company, Inc. (Delaware)

(C) Sigma-Aldrich N.V./S.A. (Belgium)

(1) Sigma-Aldrich Chemie B.V. (Netherlands)

(D) Sigma-Aldrich B.V. (Netherlands)

(1) Sigma-Aldrich Holding B.V. (Netherlands)

(a) Sigma-Aldrich Chemie Holding GmbH (Germany)

(i) Sigma-Aldrich Chemie GmbH (Germany)

(ii) Sigma-Aldrich Laborchemikalien GmbH (Germany)

(iii) Sigma-Aldrich Producktions GmbH (Germany)

(iv) Sigma Ark GmbH (Germany)

(E) Sigma-Aldrich Chemie Verwaltungs GmbH (Germany)

(F) Sigma-Aldrich Grundstucks-Verwaltungs GmbH & Co. KG (Germany)

(G) Sigma-Aldrich Italia S.r.l. (Italy)

(1) Sigma-Aldrich S.r.l. (Italy)

(H) Aldrich Chemical Foreign Holding Company (Missouri)

(1) Sigma-Aldrich Chimie S.N.C. (France)

(2) Sigma-Aldrich Chimie S.a.r.l. (France)

(I) Sigma Chemical Foreign Holding Company (Missouri)

(J) Supelco, Inc. (Delaware)

(K) Sigma-Aldrich Biotechnology Holding Company, Inc. (Missouri)

(L) Sigma-Aldrich Biotechnology Investment LLC (Missouri)

(M) Sigma-Aldrich Biotechnology LP (Missouri)

(N) Sigma-Genosys of Texas, Inc. (Texas)

(1) Sigma-Genosys Japan KK (Japan)

(O) Sigma-Genosys Holding LLC (Missouri)

(P) Sigma-Genosys LP (Texas)

(Q) Sigma-Aldrich Business Holdings, Inc. (Delaware)

(1) Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)

(R) Sigma-Aldrich Lancaster, Inc. (Missouri)

(1) Techcare Systems, Inc. (California)

(S) KL Acquisition Corp ()

(1) Chemical Trade, Ltd. (Russia)

(2) Medchem, Ltd. (Russia)

(a) SAF-LAB (Russia)

(T) Sigma-Aldrich China, Inc. (Missouri)

2) Sigma-Aldrich, Inc. (Wisconsin)

3) Sigma-Aldrich Finance Co. (Missouri)

4) Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)

5) Fluka Holding AG (Switzerland)

(A) Fluka Chemie GmbH (Switzerland)

(B) Fluka Production GmbH (Switzerland)

(C) Fluka GmbH (Switzerland)

6) Sigma-Aldrich Company, Ltd. (UK)

(A) Sigma-Genosys Limited (UK)

Exhibit 21 (continued)

7)	Sigma-Aldrich Foreign Holding Co. (Missouri)

(A) Sigma-Aldrich Handels GmbH (Austria)

(B) Sigma-Aldrich spol.s.r.o. (Czech Republic)

(C) Sigma-Aldrich Denmark A/S (Denmark)

(D) Ya-Kemia Oy (Finland)

(E) Sigma-Aldrich (O M) Ltd. (Greece)

(F) Sigma-Aldrich Kft (Hungary)

(G) Sigma-Aldrich Financial Services Limited (Ireland)

(H) Sigma-Aldrich Ireland Ltd. (Ireland)

(I) Sigma-Aldrich Norway AS (Norway)

(J) Sigma-Aldrich Sp. z.o.o. (Poland)

(K) Sigma-Aldrich Quimica S.A. (Spain)

(L) Sigma-Aldrich Sweden AB (Sweden)

(M) Sigma-Aldrich de Argentina S.A. (Argentina)

(N) Sigma-Aldrich Pty., Limited (Australia)

(O) Sigma-Aldrich Quimica Brasil Ltda. (Brazil)

(P) Sigma-Aldrich Canada Ltd. (Canada)

(Q) Sigma-Aldrich Chemicals Private Ltd. (India)

(R) Sigma-Aldrich Hanbai KK (Japan)

(S) Sigma-Aldrich Japan KK (Japan)

(T) Sigma-Aldrich Korea Ltd. (Korea)

(U) Sigma-Aldrich Quimica S.A. de C.V. (Mexico)

(V) Sigma-Aldrich Pte. Ltd. (Singapore)

(1) Sigma-Aldrich (M) Sdn. Bhd. (Malaysia)

(W) Sigma-Aldrich Pty. Ltd. (South Africa)

8)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)